Exhibit 99.28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Investment Managers Series Trust and to the use of our report dated November 25, 2025 on the financial statements and financial highlights of Ironclad Managed Risk Fund, a series of shares of Investment Managers Series Trust, appearing in Form N-CSR for the year ended September 30, 2025, which are also incorporated by reference into the Registration Statement.

Philadelphia, Pennsylvania January 28, 2026